Exhibit 21.1

SunCoke Energy, Inc.
Subsidiaries of the Registrant

Company Name:	Registration

The Claymont Investment Company LLC        DE

SunCoke Technology and Development LLC        DE
—Sun Coke East Servicios de Coquelificaçäo Ltda. (1%)    Brazil

Sun Coke International, Inc.        DE
—Sun Coke East Servicios de Coquelificaçäo Ltda. (99%)    Brazil
—Sun Coke Europe Holding B.V.            Netherlands
——SunCoke India Private Limited (99%)        India
——VISA SunCoke Limited (49%)            India
—Sol Coqueria Tubarão Ltda. (<1.0%)        Brazil
—SunCoke India Private Limited (1%)        India

Sun Coal & Coke LLC        IN
—Indiana Harbor Coke Corporation        DE
——Indiana Harbor Coke Company L.P. (84.2%)        DE
—Indiana Harbor Coke Company        DE
____Indiana Harbor Coke Company L.P. (1%)        DE
—Gateway Energy & Coke Company, LLC        DE
—Haverhill Coke Company LLC (2%)        DE
—Middletown Coke Company, LLC (2%)        DE
—SunCoke Energy South Shore, LLC        DE
—Elk River Minerals Corporation        VA
—Jewell Coke Acquisition Company        DE
____Jewell Coke Company, L.P. (2%)        DE
—SunCoke Domestic Finance Corp.        DE
—SunCoke Energy partners GP LLC        DE
——SunCoke Energy Partners, L.P. (2%)        DE
—SunCoke Energy Partners, L.P. (56.1%)        DE
——SunCoke Energy Partners Finance Corp.        DE
——Haverhill Coke Company LLC (98%)        DE
______Haverhill Cogeneration Company LLC        DE
——Middletown Coke Company, LLC (98%)        DE
———Middletown Cogeneration Company LLC        DE
——Gateway Energy & Coke Company, LLC (75%)    DE
________Gateway Cogeneration Company LLC        DE
____SunCoke Logistics LLC        DE

Exhibit 21.1

________SunCoke Lake Terminal LLC        DE
________Kanawha River Terminals LLC        FL
__________Marigold Dock, Inc.        AL
__________Ceredo Liquid Terminal LLC        FL

Jewell Resources Corporation        VA
—Jewell Coke Company, L.P. (98%)        VA
—Jewell Smokeless Coal Corporation        VA
—Jewell Coal & Coke Company, Inc.            VA
—Jewell Preparation Plant Services LLC        VA
—Oakwood Red Ash Coal Corporation        VA
—Dominion Coal Corporation        VA
—Vansant Coal Corporation            VA
—Omega Mining, Inc.        VA
—Harold Keene Coal Co., Inc.        VA
——Energy Resources LLC        VA